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                                                                       EXHIBIT A

     Set forth below is the name, business address and present occupation of each executive officer and director of the Reporting Persons. Except as otherwise noted, the business address of each such person is 1301 Waters Ridge Drive, Lewisville, Texas 75057. Each such person is a United States citizen, with the exception of Peter Beare, who is a citizen of the United Kingdom. The directors of Ultrak are George K. Broady, Malcolm J. Gudis, George Vincent Broady, Charles C. Neal and Robert F. Sexton. The directors of Security Warranty are George K. Broady and Peter Beare.

Name                                    Present Occupation
----                                    ------------------

George K. Broady                        Chairman of the Board of Directors and
                                        Chief Executive Officer of Ultrak


Peter Beare                             President of Ultrak and Security
                                        Warranty

Wendy Diddell                           Senior Vice President of Ultrak and
                                        Security Warranty

Chris Sharng                            Senior Vice President -- Finance,
                                        Chief Financial Officer and Secretary
                                        of Ultrak and Security Warranty

Malcolm J. Gudis                        Consultant
                                        601 St. Andrews
                                        Dallas, TX

George Vincent Broady                   General Manager
                                        ZDNet Consumer Group
                                        650 Townsend Street, 4th Floor
                                        San Francisco, CA 94103

Charles C. Neal                         President
                                        Chas. A. Neal & Company
                                        P.O. Box 269
                                        Miami, OK 74355-0269

Robert F. Sexton                        Owner and President
                                        Bakery Associates, Inc.
                                        9400 N. Central Expressway
                                        Dallas, TX 75231